Exhibit 99.1

OMNIQ’s AI Solution to Integrate with Zebra Technologies in Creating an Advanced Logistics Yard Management System

●	OMNIQ’s AI-based machine vision technology to be used in Zebra MotionWorks location solution to increase efficiency of yard logistics operations

SALT LAKE CITY, October 7, 2020 – OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced that it has partnered with Zebra Technologies Corporation (Nasdaq: ZBRA), an innovator at the front line of business with solutions and partners that deliver a performance edge, to offer an AI-based yard management solution that incorporates real-time location capabilities with accurate and automated identification and tracking capabilities to optimize asset flow within manufacturing and distribution centers. Yard management systems are key components of supply chain logistics management, bridging transportation systems with supply for manufacturing and warehouse management systems.

OMNIQ’s proprietary Neural Network-based algorithm, which provides accurate automated vehicle recognition (VRS) and container recognition capabilities, will be used in the Zebra MotionWorks location solution. The system automates the identification of assets such as trucks, trailers, and containers, the tracking of locations, and the status and motion of assets and other resources, allowing customers to monitor and manage these assets and their cargo with increased control, minimized downtime and maximized performance. By having actionable insights from quantifiable, real-time data and enhanced visibility of goods and assets, customers can better streamline workflows, ensure product replenishment, and expedite shipping in a safer and more efficient yard environment.

Yard management is crucial to smooth logistics operations. Failure in one part of the process can negatively affect all aspects of operations and inhibit an operator’s ability to deliver shipments on a timely basis. For example, when a trailer goes to the wrong dock, it must be removed and the space allocated to the correct trailer, causing a significant delay. These issues and many other challenges can adversely impact efficiencies and create costly delays. An effective yard management solution is important in improving worker productivity, dock planning, streamlining the movement of goods and optimizing vehicle movement.

“Our Neural Network-based AI algorithm has proven its efficiency and accuracy in many classified locations in the U.S. and Israel,” said Shai Lustgarten, President and CEO of OMNIQ. “We are pleased to work with a company like Zebra, which recorded almost $4.5 billion in sales in 2019, to combine our ‘battle-proven’ technology with Zebra’s state-of-the-art yard management solution. Yard logistics can be extremely costly if not optimally managed. Our cloud-based AI machine vision technology contributes to Zebra MotionWorks location solution by adding the capability to accurately and efficiently identify and track vehicles, containers, trailers and cargo in a terminal yard, optimizing the flow of these assets, with security and access control from arrival in the yard, to yard location assignment, to exit. With better optimization of space and asset movement through actionable intelligence driven by real-time data, the solution transforms the logistics yard into an extension of an efficient warehouse.”

Specifically, Zebra MotionWorks with OMNIQ’s access control and security solution provides yard management benefits that include:

●	Efficient identification and authentication of containers and trucks
●	Automatic vehicle plate recognition and arrival notice
●	Intelligent location of truck and container positions
●	Efficient warehouse entrance operation
●	Authentication and destination point alerts for exit gate operations
●	Real-time reporting, analytics, and insights

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

888-309-9994
IR@omniq.com